Exhibit 3.1

D.R. HORTON, INC.

AMENDED AND RESTATED BYLAWS

(November 2, 2017)

D.R. HORTON, INC.

AMENDED AND RESTATED BYLAWS

(i)

(ii)

D.R. HORTON, INC.

AMENDED AND RESTATED BYLAWS

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1. Time and Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such date, time and place, within or without the State of Delaware, as may be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meeting. (A) An annual meeting of the stockholders shall be held to elect directors to succeed those whose terms expire and to transact such other business as may properly be brought before the meeting.

(B) No business (other than nominations for the election of directors, which are governed by Section 4 of Article II of these bylaws) may be transacted at any annual meeting of stockholders, other than business that is (i) specified in the Corporation’s notice of meeting (or any supplement thereto), (ii) otherwise properly brought before the meeting by, or at the direction of, the Board of Directors or (iii) otherwise properly brought before the meeting by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business (other than nominations for the election of directors, which are governed by Section 4 of Article II of these bylaws, or proposals included in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) at an annual meeting of stockholders.

(C) For business (other than nominations for the election of directors, which are governed by Section 4 of Article II of these bylaws) to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of the foregoing Section 2(B), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper subject for stockholder action. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business (as defined below) on the ninetieth calendar day nor earlier than the close of business on the one hundred twentieth calendar day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty calendar days from the anniversary date of the preceding year’s meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth calendar day prior to such annual meeting and not later than the close of business on the later of the ninetieth calendar day prior to such meeting or the tenth calendar day following the day on which public disclosure (as defined below) of the date of such meeting is first made by the

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Corporation. In no event shall an adjournment, recess or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth:

(i) as to any business (other than nominations for the election of directors, which are governed by Section 4 of Article II of these bylaws) the stockholder proposes to bring before the meeting: (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment), and (c) any substantial interest (within the meaning of Item 5 of Schedule 14A of the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the business is being proposed;

(ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the business is being proposed: (a) the name and address of such stockholder, as they appear on the Corporation’s books and records, and the name and address of such beneficial owner, (b) the class or series and number of shares of capital stock of the Corporation which are owned of record by such stockholder and such beneficial owner as of the date of the notice, and the stockholder’s agreement to notify the Corporation in writing within five business days after the record date for such meeting of the class or series and number of shares of capital stock of the Corporation owned of record by the stockholder and such beneficial owner as of the record date for the meeting, (c) a representation that the stockholder (or a qualified representative of the stockholder, as defined below in Section 2(E)) intends to appear at the meeting to propose such business, and (d) such stockholder’s and beneficial owner’s written consent to the public disclosure of information provided pursuant to this Section 2; and

(iii) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the business is being proposed, as to such beneficial owner, and if such stockholder or beneficial owner is an entity, as to each director, executive, managing member or control person of such entity (any such individual or control person, a “control person”): (a) the class or series and number of shares of capital stock of the Corporation which are beneficially owned (as defined below) by such stockholder or beneficial owner and by any control person as of the date of the notice, and the stockholder’s agreement to notify the Corporation in writing within five business days after the record date for such meeting of the class or series and number of shares of capital stock of the Corporation beneficially owned by such stockholder or beneficial owner and by any control person as of the record date for the meeting, (b) a description of any agreement, arrangement or understanding with respect to the business between or among such stockholder, beneficial owner, control person and/or any other person, including without limitation any agreements that would be required to be described or reported pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) and the stockholder’s agreement to notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as

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of the record date for the meeting, (c) a description of any agreement, arrangement or understanding (including, without limitation, any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, beneficial owner or control person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the Corporation’s capital stock, or maintain, increase or decrease the voting power of the stockholder, beneficial owner or control person with respect to shares of stock of the Corporation, and the stockholder’s agreement to notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, and (d) a representation as to whether the stockholder or the beneficial owner, if any, will engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) or is part of a group that will engage in a solicitation with respect to the business and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation and whether such person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the business to be proposed.

The foregoing notice requirements shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Corporation of his or her intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 promulgated under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(D) Except as otherwise required by law, only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2 (other than nominations for the election of directors, which are governed by Section 4 of Article II of these bylaws). Except as otherwise provided by the Amended and Restated Certificate of Incorporation, as amended or further restated from time to time (the “Restated Certificate of Incorporation”) or these bylaws, the Chairman of the Board, the Board of Directors or the chairman of the meeting of stockholders shall have the power to determine whether business proposed to be brought before the meeting was proposed in accordance with the procedures set forth in these bylaws (including whether the stockholder or beneficial owner, if any, on whose behalf the business is being proposed solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such business in compliance with such stockholder’s representation as required by clause (d) of Section 2(C)(iii)). If any proposed business is not proposed in compliance with these bylaws, then except as otherwise provided by law, the chairman of the meeting of stockholders shall have the power to declare to the meeting that any such business was not properly brought before the meeting and in accordance with the provisions of these bylaws, and that such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2, unless otherwise required by law, or otherwise determined by the Chairman of the Board, the Board of Directors or the chairman of the meeting of stockholders, if the stockholder does not provide the information required under clause (b) of Section 2(C)(ii) and clauses (a) through (c) of Section 2(C)(iii) to the Corporation within the time frames

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specified therein, or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present business, such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(E) For purposes of these bylaws, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. For purposes of these bylaws, the “close of business” shall mean 6:00 p.m. local time at the principal executive office of the Corporation on any calendar day, whether or not the day is a business day, and “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Sections 13, 14 or 15(d) of the Exchange Act. For purposes of Section 2(C)(iii) and Section 4(C)(iii) of Article II below, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (i) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (ii) the right to vote such shares, alone or in concert with others, or (iii) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

Section 3. Special Meetings. (A) Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the Restated Certificate of Incorporation, may be called at any time by the Board of Directors or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in these bylaws, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

(B) No business may be transacted at any special meeting of stockholders, other than business that has been brought before the meeting by or at the direction of the Board of Directors.

Section 4. Notice of Meetings. Notice of every meeting of the stockholders, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise provided herein or by law. When a meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting except where expressly required by law. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 5. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise

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provided by law or by the Restated Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting of stockholders, or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn or recess the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

Section 6. Voting. Except as otherwise provided by law or by the Restated Certificate of Incorporation, each stockholder shall be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Corporation on the record date for the meeting and such votes may be cast either in person or by proxy. Every proxy must be duly executed and filed with the Secretary of the Corporation. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Every vote taken by written ballot shall be counted by one or more inspectors of election appointed by the Corporation. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the stock which has voting power present in person or represented by proxy and entitled to vote on the subject matter shall decide any question properly brought before such meeting, unless the question is one upon which by express provision of law, the Restated Certificate of Incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 7. Organization. The Board of Directors may adopt such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the authority to adopt and enforce such rules and regulations for the conduct of the meeting of the stockholders and the safety of those in attendance as, in the judgment of the chairman, are necessary, appropriate or convenient for the conduct of the meeting. Rules and regulations for the conduct of meetings of the stockholders, whether adopted by the Board of Directors or by the chairman of the meeting of stockholders, may include without limitation, establishing: (a) an agenda or order of business for the meeting, (b) rules and procedures for maintaining order at the meeting and the safety of those present, (c) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies and such other persons as the chairman of the meeting of stockholders shall permit, (d) restrictions on entry to the meeting after the time fixed for the commencement thereof, (e) limitations on the time allotted for consideration of each agenda item and for questions and comments by participants, (f) regulations for the opening and closing of the polls for balloting and matters which are to be voted on by ballot (if any), and (g) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting. Subject to any rules and regulations adopted by the Board of Directors, the chairman of any meeting of the stockholders may convene and, for any reason, from time to time, adjourn and/or recess the meeting. The chairman of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power to declare that a nomination or other business was not properly brought before the meeting if the facts warrant (including if a determination is made, pursuant to Section 2(D) of this Article or Section 4(D) of Article II of these bylaws), that

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a nomination or other business was not made or proposed, as the case may be, in accordance with the provisions of these bylaws), and if the chairman of the meeting of stockholders should so declare, such nomination shall be disregarded or such other business shall not be transacted.

ARTICLE II

DIRECTORS

Section 1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Restated Certificate of Incorporation directed or required to be exercised or done by the stockholders.

Section 2. Number and Term of Office. The Board of Directors shall consist of one or more members. Subject to the provisions of the Restated Certificate of Incorporation, the number of directors shall be fixed by resolution of the Board of Directors, or by the stockholders in accordance with the Restated Certificate of Incorporation. Any decrease in the authorized number of directors shall not be effective until the expiration of the term of the directors then in office, unless, at the time of such decrease, there shall be vacancies on the Board which are being eliminated by such decrease.

Section 3. Submission of Information by Director Nominees. (A) To be eligible to be a nominee for election or re-election as a director of the Corporation, a person must deliver to the Secretary of the Corporation at the principal executive office of the Corporation the following information:

(i) a written representation and agreement, which shall be signed by such person and pursuant to which such person shall represent and agree that such person: (a) consents to serving as a director if elected and (if applicable) to being named in the Corporation’s proxy statement and form of proxy as a nominee, and currently intends to serve as a director for the full term for which such person is standing for election, (b) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity: (1) as to how the person, if elected as a director, will act or vote on any issue or question, where such agreement, arrangement or understanding has not been disclosed to the Corporation; or (2) that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law, (c) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Corporation, and (d) if elected as a director, will comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors (which will be provided to such person promptly following a request therefor); and

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(ii) all completed and signed questionnaires required of the Corporation’s directors (which will be provided to such person promptly following a request therefor).

(B) A nominee for election or re-election as a director of the Corporation shall also provide to the Corporation such additional information as it may reasonably request. The Corporation may request such additional information as necessary to permit the Board of Directors to determine the eligibility of such person to serve as a director of the Corporation, including information relevant to a determination whether such person can be considered an independent director.

(C) All written and signed representations and agreements and all completed and signed questionnaires required pursuant to Section 3(A) above, and the additional information described in Section 3(B) above, shall be considered timely for a nominee for election or re-election as a director of the Corporation under Section 4 or Section 5 of this Article if provided to the Corporation by the deadlines specified in Section 4 or Section 5 of this Article, as applicable. All information provided pursuant to this Section 3 by a nominee for election or re-election as a director of the Corporation under Section 4 or Section 5 of this Article shall be deemed part of the stockholder’s notice submitted pursuant to Section 4 or a Stockholder Notice (as defined in Section 5 below), as applicable.

Section 4. Election, Term of Office and Nominations. (A) Except as provided in Section 6 of this Article, the directors shall be elected at each annual meeting of stockholders, but if any such annual meeting is not held or the directors are not elected thereat, then the directors may be elected at any special meeting of stockholders held for that purpose. Each director shall hold office until a successor has been elected and qualified. At all meetings of stockholders for the election of directors at which a quorum is present, each director shall be elected by the affirmative vote of the majority of the votes cast; provided, that if as of a date that is five business days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the SEC the number of nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section 4, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director.

(B) Only persons who are nominated in accordance with the following procedures shall be eligible for election by the stockholders as directors. Nominations of persons for election as directors of the Corporation may be made at a meeting of stockholders at which directors are being elected: (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by, or at the direction of, the Board of Directors or by, or at the direction of, any committee or person authorized or appointed for that purpose by the Board of Directors, (iii) by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 4 is delivered to the Secretary of the Corporation, who is entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 4, or (iv) with respect to an annual meeting of stockholders, by any Eligible Stockholder (as defined below in Section 5 of this Article), who meets the requirements of and complies with the procedures set forth in Section 5 of this Article and whose Stockholder Nominee (as defined

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below in Section 5 of this Article) is included in the Corporation’s proxy materials for the relevant annual meeting. For the avoidance of doubt, the foregoing clauses (iii) and (iv) shall be the exclusive means for a stockholder to make nominations for the election of directors.

(C) For a nomination by a stockholder to be properly brought before an annual meeting, or a special meeting at which directors are to be elected pursuant to the Corporation’s notice of meeting (or any supplement thereto), by a stockholder pursuant to clause (iii) of the foregoing Section 4(B), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive office of the Corporation (x) in the case of an annual meeting of stockholders, not later than the close of business (as defined above in Section 2(E) of Article I) on the ninetieth calendar day nor earlier than the close of business on the one hundred twentieth calendar day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is changed by more than thirty calendar days from the anniversary date of the preceding year’s meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth calendar day prior to such meeting and not later than the close of business on the later of the ninetieth calendar day prior to such meeting or the tenth calendar day following the day on which public disclosure (as defined above in Section 2(E) of Article I) of the date of the annual meeting is made by the Corporation, and (y) in the case of a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (or any supplement thereto), not earlier than the close of business on the ninetieth calendar day prior to such special meeting and not later than the close of business on the later of the sixtieth day prior to such special meeting or the tenth day following the day on which public disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is made by the Corporation. In no event shall an adjournment, recess or postponement of an annual or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth:

(i) as to each person whom the stockholder proposes to nominate for election or re-election as a director: (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Exchange Act Regulation 14A, and (b) all written and signed representations and agreements and all completed and signed questionnaires required pursuant to Section 3(A) of this Article;

(ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made: (a) the name and address of such stockholder, as they appear on the Corporation’s books and records, and the name and address of such beneficial owner, (b) the class or series and number of shares of capital stock of the Corporation which are owned of record by such stockholder and such beneficial owner as of the date of the notice, and the stockholder’s agreement to notify the Corporation in writing within five business days after the record date for such meeting of the class or series and number of shares of capital stock of the Corporation owned of record by the stockholder and such beneficial owner as of the record date for the meeting, (c) a representation that the stockholder (or a qualified representative of the stockholder, as defined above in Section 2(E) of Article I) intends to appear at the meeting to propose such nomination, and (d) such stockholder’s and beneficial owner’s written consent to the public disclosure of information provided pursuant to this Section 4;

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(iii) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made, as to such beneficial owner, and if such stockholder or beneficial owner is an entity, as to each control person (as defined above in clause (iii) of Section 2(C) of Article I) of such entity: (a) the class or series and number of shares of capital stock of the Corporation which are beneficially owned (as defined above in Section 2(E) of Article I) by such stockholder or beneficial owner and by any control person as of the date of the notice, and the stockholder’s agreement to notify the Corporation in writing within five business days after the record date for such meeting of the class or series and number of shares of capital stock of the Corporation beneficially owned by such stockholder or beneficial owner and by any control person as of the record date for the meeting, (b) a description of any agreement, arrangement or understanding with respect to the nomination between or among such stockholder, beneficial owner, control person and/or any other person, including, without limitation, any agreements that would be required to be described or reported pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable ) and the stockholder’s agreement to notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, (c) a description of any agreement, arrangement or understanding (including, without limitation, any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, beneficial owner or control person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the Corporation’s capital stock, or maintain, increase or decrease the voting power of the stockholder, beneficial owner or control person with respect to shares of stock of the Corporation, and the stockholder’s agreement to notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, and (d) a representation whether the stockholder or the beneficial owner, if any, will engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) or is part of a group that will engage in a solicitation with respect to such nomination and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation and whether such person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of shares representing at least fifty percent (50%) of the voting power of the stock entitled to vote generally in the election of directors in the case of a nomination.

In addition to the information required in a stockholder’s notice, at the request of the Corporation, the proposed nominee must promptly, but in any event within five business days after such request (or by the day prior to the annual meeting, if earlier), provide to the Corporation such additional information as it may reasonably request. All information provided pursuant to this Section 4(C) shall be deemed part of a stockholder’s notice for purposes of this Section 4(C).

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(D) Except as otherwise provided by law, no person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in this Section 4. Except as otherwise provided by the Restated Certificate of Incorporation or these bylaws, the Chairman of the Board, the Board of Directors, or the chairman of the meeting of stockholders, shall have the power to determine whether a nomination to be brought before the meeting was made in accordance with the procedures set forth in these bylaws (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee in compliance with such stockholder’s representation as required by clause (d) of Section 4(C)(iii)). If any proposed nomination is not made in compliance with these bylaws, then except as otherwise provided by law, the chairman of the meeting of stockholders shall have the power to declare to the meeting that any such nomination was not properly brought before the meeting and in accordance with the provisions of these bylaws, and that such nomination not properly brought before the meeting shall be disregarded. Notwithstanding the foregoing provisions of this Section 4, unless otherwise required by law, or otherwise determined by the Chairman of the Board, the Board of Directors or the chairman of the meeting of stockholders, if the stockholder does not provide the information required under clause (b) of Section 4(C)(ii) and clauses (a) through (c) of Section 4(C)(iii) to the Corporation within the time frames specified herein, or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

Section 5. Proxy Access for Director Nominations.

Section 5.1. Eligibility. Subject to the terms and conditions of these bylaws, in connection with an annual meeting of the stockholders at which directors are being elected, the Corporation: (i) shall include in its proxy statement and on its form of proxy the names of, and (ii) shall include in its proxy statement the “Additional Information” (as defined below) relating to, the number of nominees specified pursuant to Section 5.2(A) (the “Authorized Number”) for election to the Board of Directors submitted pursuant to this Section 5 (each, a “Stockholder Nominee”), if: (i) the Stockholder Nominee satisfies the eligibility requirements in this Section 5, (ii) the Stockholder Nominee is identified in a timely notice (the “Stockholder Notice”) that satisfies this Section 5 and is delivered by a stockholder that qualifies as, or is acting on behalf of, an Eligible Stockholder (as defined below), (iii) the Eligible Stockholder satisfies the requirements in this Section 5 and expressly elects at the time of the delivery of the Stockholder Notice to have the Stockholder Nominee included in the Corporation’s proxy materials, and (iv) the additional requirements of these bylaws are met.

Section 5.2 Definitions. (A) The maximum number of Stockholder Nominees appearing in the Corporation’s proxy materials with respect to an annual meeting of the stockholders (the “Authorized Number”) shall not exceed twenty percent (20%) of the number of directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 5 with respect to the annual meeting, or if such amount is not a whole number, the closest whole number (rounding down) below twenty percent (20%); provided, that the

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Authorized Number shall be reduced: (i) by any Stockholder Nominee whose name was submitted for inclusion in the Corporation’s proxy materials pursuant to this Section 5 but whom the Board of Directors decides to nominate as a Board nominee, (ii) by any directors in office or director nominees that in either case shall be included in the Corporation’s proxy materials with respect to the annual meeting as an unopposed (by the Corporation) nominee pursuant to an agreement, arrangement or other understanding between the Corporation and a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of capital stock, by the stockholder or group of stockholders, from the Corporation), and (iii) by any nominees who were previously elected to the Board of Directors as Stockholder Nominees at any of the preceding two annual meetings and who are nominated for election at the annual meeting by the Board of Directors as a Board nominee. In the event that one or more vacancies for any reason occurs after the date of the Stockholder Notice but before the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Authorized Number shall be calculated based on the number of directors in office as so reduced.

(B) To qualify as an “Eligible Stockholder,” a stockholder or a group as described in this Section 5 must:

(i) Own and have Owned (as defined below), continuously for at least three years as of the date of the Stockholder Notice, a number of shares (as adjusted to account for any stock dividend, stock split, subdivision, combination, reclassification or recapitalization of shares of the Corporation that are entitled to vote generally in the election of directors) that represents at least three percent (3%) of the outstanding shares of the Corporation that are entitled to vote generally in the election of directors as of the date of the Stockholder Notice (the “Required Shares”), and

(ii) thereafter continue to Own the Required Shares through such annual meeting of the stockholders.

For purposes of satisfying the ownership requirements of this Section 5.2(B), a group of not more than twenty stockholders and/or beneficial owners may aggregate the number of shares of the Corporation that are entitled to vote generally in the election of directors that each group member has individually Owned continuously for at least three years as of the date of the Stockholder Notice if all other requirements and obligations for an Eligible Stockholder set forth in this Section 5 are satisfied by and as to each stockholder or beneficial owner comprising the group whose shares are aggregated. No shares may be attributed to more than one Eligible Stockholder, and no stockholder or beneficial owner, alone or together with any of its affiliates, may individually or as a member of a group qualify as or constitute more than one Eligible Stockholder under this Section 5. A group of any two or more funds shall be treated as only one stockholder or beneficial owner for this purpose if they are (a) under common management and investment control, (b) under common management and funded primarily by a single employer, or (c) part of a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended. For purposes of this Section 5, the term “affiliate” or “affiliates” shall have the meanings ascribed thereto under the rules and regulations promulgated under the Exchange Act. For purposes of determining the denominator to be used in calculating whether an Eligible Stockholder meets

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the three percent (3%) threshold in clause (i) of Section 5.2(B), the Eligible Stockholder may rely on information about the outstanding shares of the Corporation, as set forth in Corporation’s most recent quarterly or annual report, and any current report subsequent thereto, filed with the SEC pursuant to the Exchange Act, unless the Eligible Stockholder knows or has reason to know that the information contained therein is inaccurate.

(C) For purposes of this Section 5:

(i) A stockholder or beneficial owner is deemed to “Own” only those outstanding shares of the Corporation that are entitled to vote generally in the election of directors as to which the person possesses both: (a) the full voting and investment rights pertaining to the shares, and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares, except that the number of shares calculated in accordance with clauses (a) and (b) shall not include any shares: (1) sold by such person in any transaction that has not been settled or closed, (2) borrowed by the person for any purposes or purchased by the person pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by the person, whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation that are entitled to vote generally in the election of directors, if the instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, the person’s full right to vote or direct the voting of the shares, and/or (y) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of the shares by the person. The terms “Owned,” “Owning” and other variations of the word “Own,” when used with respect to a stockholder or beneficial owner, have correlative meanings. For purposes of clauses (1) through (3), the term “person” includes its affiliates.

(ii) A stockholder or beneficial owner “Owns” shares held in the name of a nominee or other intermediary so long as the person retains both: (a) the full voting and investment rights pertaining to the shares, and (b) the full economic interest in the shares. The person’s Ownership of shares is deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the stockholder.

(iii) A stockholder or beneficial owner’s Ownership of shares shall be deemed to continue during any period in which the person has loaned the shares if the person has the power to recall the loaned shares on not more than five business days’ notice and (A) the person recalls the loaned shares within five business days of being notified that its Stockholder Nominee shall be included in the Corporation’s proxy materials for the relevant annual meeting, and (B) the person holds the recalled shares through the annual meeting.

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(D) For purposes of this Section 5, the “Additional Information” referred to in Section 5.1 that the Corporation will include in its proxy statement is:

(i) the information set forth in the Schedule 14N provided with the Stockholder Notice concerning each Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the applicable requirements of the Exchange Act and the rules and regulations thereunder, and

(ii) if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder (or, in the case of a group, a written statement of the group), not to exceed five hundred words, for each of its Stockholder Nominee(s) included in the Corporation’s proxy materials, which must be provided at the same time as the Stockholder Notice (the “Statement”).

Notwithstanding anything to the contrary contained in this Section 5, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or listing standard. Nothing in this Section 5 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.

Section 5.3 Stockholder Notice and Other Informational Requirements. (A) The Stockholder Notice shall set forth all information, representations and agreements required under Section 4(C) of this Article, including the information required with respect to (i) any nominee for election as a director, (ii) any stockholder giving notice of an intent to nominate a candidate for election, and (iii) any stockholder, beneficial owner or other person on whose behalf the nomination is made under this Section 5. In addition, such Stockholder Notice shall include:

(i) a copy of the Schedule 14N that has been or concurrently is filed with the SEC under the Exchange Act,

(ii) a written statement of the Eligible Stockholder (and in the case of a group, the written statement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder), which statement(s) shall also be included in the Schedule 14N filed with the SEC: (a) setting forth and certifying to the number of shares the Corporation that are entitled to vote generally in the election of directors the Eligible Stockholder Owns and has Owned (as defined in Section 5.2(C) of these bylaws) continuously for at least three years as of the date of the Stockholder Notice, (b) agreeing to continue to Own such shares through the annual meeting, and (c) regarding whether or not it intends to maintain Ownership of the Required Shares for at least one year following the annual meeting,

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(iii) the written agreement of the Eligible Stockholder (and in the case of a group, the written agreement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the Corporation, setting forth the following additional agreements, representations, and warranties:

(a) it shall provide: (1) within five business days after the date of the Stockholder Notice, one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that the Eligible Stockholder Owns, and has Owned continuously in compliance with this Section 5, (2) within five business days after the record date for the annual meeting both the information required under clause (b) of Section 4(C)(ii) of this Article and clauses (a) through (c) of Section 4(C)(iii) of this Article and written statements from the record holder(s) and intermediaries as required under clause (a)(1) verifying the Eligible Stockholder’s continuous Ownership of the Required Shares, in each case, as of such date, and (3) immediate notice to the Corporation if the Eligible Stockholder ceases to own any of the Required Shares prior to the annual meeting,

(b) it: (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have this intent, (2) has not nominated and shall not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 5, (3) has not engaged and shall not engage in, and has not been and shall not be a participant (as defined in Item 4 of Exchange Act Schedule 14A) in, a solicitation (within the meaning of Exchange Act Rule 14a-1(l)), in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or any nominee(s) of the Board of Directors, and (4) shall not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation, and

(c) it will: (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (2) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of the nomination or solicitation process pursuant to this Section 5, (3) comply with all laws, rules, regulations and listing standards applicable to its nomination or any solicitation in connection with the annual meeting, (4) file with the SEC any solicitation by or on behalf of the Eligible Stockholder relating to any Stockholder Nominee, one or more of the Corporation’s directors or director nominees, or the relevant annual meeting of the stockholders, regardless of whether the filing is required under Exchange Act Regulation 14A, or whether any exemption from filing is available for the materials under Exchange Act Regulation 14A, and (5) at the request of the Corporation, promptly, but in any event within five business days after such request (or by the day prior to the day of the annual meeting, if earlier), provide to the Corporation such additional information as it may reasonably request, and

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(iv)    in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all members of the group with respect to the nomination and matters related thereto, including withdrawal of the nomination, and the written agreement, representation and warranty of the Eligible Stockholder that it shall provide, within five business days after the date of the Stockholder Notice, documentation reasonably satisfactory to the Corporation demonstrating that the number of stockholders and/or beneficial owners within such group does not exceed twenty, including whether a group of funds qualifies as one stockholder or beneficial owner within the meaning of Section 5.2(B).

(B) To be timely under this Section 5, the Stockholder Notice must be delivered by a stockholder to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business (as defined above in Section 2(E) of Article I) on the one hundred twentieth calendar day nor earlier than the close of business on the one hundred fiftieth calendar day prior to the first anniversary of the date (as stated in the Corporation’s proxy materials) the definitive proxy statement was first released to stockholders in connection with the preceding year’s annual meeting of the stockholders; provided, however, that in the event the date of the annual meeting is changed by more than thirty calendar days from the anniversary date of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, the Stockholder Notice to be timely must be so delivered not earlier than the close of business on the one hundred fiftieth calendar day prior to such annual meeting and not later than the close of business on the later of the one hundred twentieth calendar day prior to such annual meeting or the tenth calendar day following the day on which public disclosure (as defined above in Section 2(E) of Article I) of the date of such meeting is first made by the Corporation. In no event shall an adjournment, recess or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of the Stockholder Notice as described above.

(C) The Stockholder Notice shall include, for each Stockholder Nominee, all written and signed representations and agreements and all completed and signed questionnaires required pursuant to Section 3(A) of this Article. At the request of the Corporation, the Stockholder Nominee must promptly, but in any event with five business days after such request (or by the day prior to the day of the annual meeting, if earlier), provide to the Corporation such additional information as it may reasonably request. The Corporation may request such additional information as necessary to permit the Board of Directors to determine if each Stockholder Nominee satisfies the requirements of this Section 5.

(D) In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominees to the Corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary and provide the information that is required to make such information or communication true, correct, complete and not

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misleading; it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s right to omit a Stockholder Nominee from its proxy materials as provided in this Section 5.

(E) All information provided pursuant to this Section 5.3 shall be deemed part of the Stockholder Notice for purposes of this Section 5.

Section 5.4 Proxy Access Procedures. (A) Notwithstanding anything to the contrary contained in this Section 5, the Corporation may omit from its proxy materials any Stockholder Nominee, and such nomination shall be disregarded and no vote on such Stockholder Nominee shall occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if:

(i) the Eligible Stockholder or Stockholder Nominee breaches any of its agreements, representations or warranties set forth in the Stockholder Notice or otherwise submitted pursuant to this Section 5, any of the information in the Stockholder Notice or otherwise submitted pursuant to this Section 5 was not, when provided, true, correct and complete, or the Eligible Stockholder or applicable Stockholder Nominee otherwise fails to comply with its obligations pursuant to these bylaws, including, but not limited to, its obligations under this Section 5,

(ii) the Stockholder Nominee: (a) is not independent under any applicable listing standards, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, (b) does not qualify as independent under the audit committee independence requirements set forth in the rules of the principal U.S. exchange on which shares of the Corporation are listed, as a “non-employee director” under Exchange Act Rule 16b-3, or as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (c) is or has been, within the past three years, an officer or director of a competitor, as defined for the purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended, (d) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) within the past ten years, or (e) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended,

(iii) the Corporation has received a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate any candidate for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director in Section 4 of this Article, or

(iv) the election of the Stockholder Nominee to the Board of Directors would cause the Corporation to violate the Restated Certificate of Incorporation, these bylaws, or any applicable law, rule, regulation or listing standard.

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(B) An Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 5 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials and include such assigned rank in its Stockholder Notice submitted to the Corporation. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 5 exceeds the Authorized Number, the Stockholder Nominees to be included in the Corporation’s proxy materials shall be determined in accordance with the following provisions: one Stockholder Nominee who satisfies the eligibility requirements in this Section 5 shall be selected from each Eligible Stockholder for inclusion in the Corporation’s proxy materials until the Authorized Number is reached, going in order of the amount (largest to smallest) of shares of the Corporation each Eligible Stockholder disclosed as Owned in its Stockholder Notice submitted to the Corporation and going in the order of the rank (highest to lowest) assigned to each Stockholder Nominee by such Eligible Stockholder. If the Authorized Number is not reached after one Stockholder Nominee who satisfies the eligibility requirements in this Section 5 has been selected from each Eligible Stockholder, this selection process shall continue as many times as necessary, following the same order each time, until the Authorized Number is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 5 thereafter is nominated by the Board of Directors, thereafter is not included in the Corporation’s proxy materials or thereafter is not submitted for director election for any reason (including the Eligible Stockholder’s or Stockholder Nominee’s failure to comply with this Section 5), no other nominee or nominees shall be included in the Corporation’s proxy materials or otherwise submitted for election as a director at the applicable annual meeting in substitution for such Stockholder Nominee.

(C) Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of the stockholders but either: (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting for any reason, including for the failure to comply with any provision of these bylaws (provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Stockholder Notice), or (ii) does not receive a number of votes cast in favor of his or her election that is at least equal to twenty percent (20%) of the shares present in person or represented by proxy and entitled to vote in the election of directors, shall be ineligible to be a Stockholder Nominee pursuant to this Section 5 for the next two annual meetings. In the event that any Eligible Stockholder (including any member of a group constituting an Eligible Stockholder) nominates a Stockholder Nominee who is elected to the Board of Directors, then such Eligible Stockholder (or group member) shall not be permitted to utilize this Section 5 in connection with each of the following two annual meetings after such Stockholder Nominee is elected to the Board of Directors if, in connection with the relevant annual meeting, the Board of Directors nominates such Stockholder Nominee for election to the Board of Directors.

(D) Notwithstanding the foregoing provisions of this Section 5, unless otherwise required by law or otherwise determined by the chairman of the meeting of stockholders or the Board of Directors, if the stockholder delivering the Stockholder Notice (or a qualified representative of the stockholder, as defined above in Section 2(E) of Article I) does not appear at the annual meeting of the stockholders of the Corporation to present its Stockholder Nominee or Stockholder Nominees, such nomination or nominations shall be disregarded, notwithstanding that proxies in respect of the election of the Stockholder Nominee or Stockholder Nominees may have been received by the Corporation. Without limiting the Board of Directors’ power and

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authority to interpret any other provisions of these bylaws, the Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 5 and to make any and all determinations to apply this Section 5 to any persons, facts or circumstances, in each case acting in good faith. This Section 5 shall be the exclusive method for stockholders to include nominees for director election in the Corporation’s proxy materials.

Section 6. Vacancies and New Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors which occur between annual meetings of the stockholders may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so elected shall hold office until the next annual meeting of the stockholders and until their successors are elected and qualified, except as required by law.

Section 7. Regular Meetings. Regular meetings of the Board of Directors may be held without notice immediately after the annual meeting of the stockholders and at such other time and place as shall from time to time be determined by the Board of Directors.

Section 8. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, a Vice Chairman or the President on five days’ notice to each director if given by mail, or on 24 hours’ notice to each director if given personally, by telephone or by electronic transmission, and shall be called by the President or the Secretary in like manner and on like notice on the written request of a majority of the directors then in office. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 9. Quorum. At all meetings of the Board of Directors, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business (provided that the number of directors who constitute a quorum shall not be less than one-third of the total number of authorized directorships), and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting, until a quorum shall be present.

Section 10. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes or proceedings of the Board or Committee. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than sixty days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this paragraph at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.

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Section 11. Participation in Meetings by Conference Telephone. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 12. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation and each to have such lawfully delegable powers and duties as the Board may confer. Each such committee shall serve at the pleasure of the Board of Directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Except as otherwise provided by law, any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Any committee or committees so designated by the Board shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless otherwise prescribed by the Board of Directors, a majority of the members of the committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum shall be the act of such committee. Each committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all actions taken by it.

Section 13. Compensation. The Board of Directors may establish such compensation for, and reimbursement of the expenses of, directors for their service on the Board of Directors and its committees, as the Board of Directors may determine.

Section 14. Rules. The Board of Directors may adopt such special rules and regulations for the conduct of their meetings and the management of the affairs of the Corporation as they may deem proper, not inconsistent with law or these bylaws.

ARTICLE III

NOTICES

Section 1. Generally. Whenever by law or under the provisions of the Restated Certificate of Incorporation or these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail postage pre-paid. In

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addition, except as otherwise required by law, notice to stockholders may be given by electronic transmission to the extent permitted by Section 232 of the General Corporation Law of the State of Delaware. Notice to directors may also be given personally, by telephone or by electronic transmission.

Section 2. Waivers. Whenever any notice is required to be given by law or under the provisions of the Restated Certificate of Incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Restated Certificate of Incorporation or these bylaws.

ARTICLE IV

OFFICERS

Section 1. Generally. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a President, a Secretary, and a Treasurer. The Board of Directors may also choose any or all of the following: a Chairman of the Board, one or more Vice Chairmen, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and Assistant Vice Presidents, a Chief Financial Officer, a General Counsel, a Controller, one or more Assistant Secretaries and Assistant Treasurers and such other officers as the Board of Directors shall deem necessary or desirable in the conduct of the affairs of the Corporation, with such designations, titles, duties and responsibilities as are set forth in these bylaws, or as the Board of Directors shall determine.

Section 2. Compensation. The compensation of all officers and agents of the Corporation who are designated executive officers by the Board of Directors shall be fixed by the Board of Directors. The Board of Directors may delegate the power to fix the compensation of some or all of the officers and agents of the Corporation to a committee of the Board, or (subject to applicable laws and regulations) may delegate that power to any officer of the Corporation in respect of some or all of the other officers under his or her supervision.

Section 3. Term. The officers of the Corporation shall hold office until their successors are elected and qualified. In addition to the vote required by Section 9 of Article II, any officer may be removed at any time by the affirmative vote of a majority of the directors then in office. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

Section 4. Authority and Duties. Each of the officers of the Corporation shall have such authority and shall perform such duties as are stated in these bylaws and as may be stated from time to time by the Board of Directors, or a duly authorized committee of the Board, in a resolution which is not inconsistent with these bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors.

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Section 5. Chairman. The Chairman of the Board of Directors, if one be chosen, shall be a member of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors, and he shall have such other authority and shall perform such other duties as may be established in accordance with Section 4 of this Article. The Chairman may delegate to any qualified person authority to chair any meeting of the stockholders, either on a temporary or a permanent basis.

Section 6. Vice Chairmen. The Vice Chairmen, if one or more be chosen, shall be members the Board of Directors. In case no Chairman of the Board is chosen, the Vice Chairmen in order of their seniority shall perform the duties of Chairman. In addition, the Vice Chairmen shall have such authority and shall perform such duties as may be established in accordance with Section 4 of this Article.

Section 7. President. The President may be a member of the Board of Directors. In case no Chairman of the Board or Vice Chairman is chosen, the President may perform the duties of the Chairman, if the President is elected to the Board of Directors. In addition, the President shall have such authority and shall perform such duties as may be established in accordance with Section 4 of this Article.

Section 8. Chief Executive Officer. The officer who is designated the Chief Executive Officer shall be responsible for the active management and direction of the business and the affairs of the Corporation. In addition, the Chief Executive Officer shall have such authority and shall perform such duties as may be established in accordance with Section 4 of this Article.

Section 9. Executive Vice Presidents. The Executive Vice Presidents, if one or more be chosen, shall have such authority and shall perform such duties as may be established in accordance with Section 4 of this Article.

Section 10. Execution of Documents and Action with Respect to Securities of Other Corporations. The Chairman, the Chief Executive Officer, any Vice Chairman, the President and any Executive Vice President shall have and each is hereby given, full power and authority, except as otherwise required by law or directed by the Board of Directors, (a) to execute, on behalf of the Corporation, all duly authorized contracts, agreements, deeds, conveyances or other obligations of the Corporation, applications, consents, proxies and other powers of attorney, and other documents and instruments, and (b) to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders (or with respect to any action of such stockholders) of any other corporation or other entity in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities of such other corporation or entity. In addition, each of such officers may delegate to other officers, employees and agents of the Corporation the power and authority to take any respective action which he or she is authorized to take under this Section 10, with such limitations as he or she may specify; such authority so delegated shall not be re-delegated by the person to whom such execution authority has been delegated.

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Section 11. Other Vice Presidents. Each Vice President other than an Executive Vice President, however titled, shall perform such duties and services and shall have such authority and responsibilities as are set forth in these bylaws or as shall be assigned or required from time to time by the Board of Directors, the Chairman, the Chief Executive Officer, a Vice Chairman, or the President, or by the Executive Vice President or the Senior Vice President to whom such Vice President reports.

Section 12. Secretary and Assistant Secretaries. (A) The Secretary shall attend all meetings of the stockholders and all meetings of the Board of Directors and record all proceedings of the meetings of the stockholders and of the Board of Directors and shall perform like duties for the standing committees when requested by the Board of Directors, the Chairman, the Chief Executive Officer, a Vice Chairman, the President or an Executive Vice President. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors. The Secretary shall have charge of the seal of the Corporation and authority to affix the seal to any instrument. The Secretary or any Assistant Secretary may attest to the corporate seal by handwritten or facsimile signature. The Secretary shall keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent has been designated or is otherwise properly accountable. In addition, the Secretary shall have such authority and shall perform such duties as may be established in accordance with Section 4 of this Article.

(B) Assistant Secretaries, in the order of their seniority, shall assist the Secretary and, if the Secretary is unavailable or fails to act, perform the duties and exercise the authority of the Secretary.

Section 13. Treasurer and Assistant Treasurers. (A) The Treasurer shall have the custody of the funds and securities belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Treasurer with the prior approval of the Board of Directors, the Chairman, the Chief Executive Officer or the President. The Treasurer shall disburse the funds and pledge the credit of the Corporation as may be directed by the Board of Directors and shall render to the Board of Directors, the Chairman, the Chief Executive Officer or the President, as and when required by them, or any of them, an account of all transactions by the Treasurer.

(B) Assistant Treasurers, in the order of their seniority, shall assist the Treasurer and, if the Treasurer is unable or fails to act, perform the duties and exercise the powers of the Treasurer.

Section 14. Chief Financial Officer. The Chief Financial Officer shall be the chief accounting officer of the Corporation. The Chief Financial Officer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation in accordance with accepted accounting methods and procedures. The Chief Financial Officer shall initiate periodic audits of the accounting records, methods and systems of the Corporation. The Chief Financial Officer shall render to the Board of Directors, the Chairman, the Chief Executive Officer or the President, as and when required by them, or any of them, a statement of the financial condition of the Corporation. In case no Chief Financial Officer is chosen, or of the inability or failure of the Chief Financial Officer to perform the duties of that office, the Treasurer shall perform the duties of the Chief Financial Officer.

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Section 15. General Counsel. The General Counsel shall be the chief legal officer of the Corporation. The General Counsel shall provide legal counsel and advice to the Board of Directors and to the officers with respect to compliance with applicable laws and regulations. The General Counsel shall also provide or obtain legal representation of the Corporation in proceedings by or against the Corporation. The General Counsel shall render to the Board of Directors, the Chairman, the Chief Executive Officer, the President or an Executive Vice President, as and when required by them, or any of them, a report on the status of claims against, and pending litigation of, the Corporation.

ARTICLE V

STOCK

Section 1. Certificates. Certificates representing shares of stock of the Corporation shall be in such form as shall be determined by the Board of Directors, subject to applicable legal requirements. Such certificates shall be numbered and their issuance recorded in the books of the Corporation, and such certificate shall exhibit the holder’s name and the number of shares and shall be signed by, or in the name of the Corporation by any two authorized officers of the Corporation, including, without limitation, the Chairman of the Board, the President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Corporation and shall bear the corporate seal. Any or all of the signatures and the seal of the Corporation, if any, upon such certificates may be facsimiles, engraved or printed.

Section 2. Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue, or to cause its transfer agent to issue, a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3. Lost, Stolen or Destroyed Certificates. The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates the Secretary may require the owner of such lost, stolen or destroyed certificate or certificates to give the Corporation a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate.

Section 4. Record Date. (A) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date in accordance with the General Corporation Law of the State of Delaware.

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(B) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business (as defined above in Section 2(E) of Article I) on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5. Uncertificated Shares. Notwithstanding the foregoing, the Board of Directors, by resolution or resolutions, may provide that some or all of any or all classes or series of stock of the Corporation shall be uncertificated shares and, in such connection, adopt a system of issuance, recordation and transfer of shares of stock of the Corporation by electronic, book-entry or other means not involving any physical certificates, including provisions for notice to owners in substitution for any required statements on certificates and as may be required by applicable corporate or securities law or regulations or stock exchange or market regulation. Any such resolution or system so adopted shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.

ARTICLE VI

GENERAL PROVISIONS

Section 1. Fiscal Year. The fiscal year of the Corporation shall be fixed from time to time by the Board of Directors.

Section 2. Corporate Seal. The Board of Directors may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 3. Reliance upon Books, Reports and Records. Each director, each member of a committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the director, committee member or officer believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 4. Time Periods. In applying any provision of these bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, except as otherwise provided herein, and the day of the doing of the act shall be excluded and the day of the event shall be included.

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Section 5. Dividends. The Board of Directors may from time to time declare and the Corporation may pay dividends upon its outstanding shares of capital stock, in the manner and upon the terms and conditions provided by law and the Restated Certificate of Incorporation.

ARTICLE VII

AMENDMENTS

Section 1. Amendments. These bylaws may be altered, amended or repealed, or new bylaws may be adopted, by the stockholders or by the Board of Directors; provided, however, that the stockholders may not alter, amend or repeal the provisions of Section 2 of Article I or Sections 2 or 4 of Article II of these Bylaws or this Section 1 of this Article except upon the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the total voting power of all outstanding shares of voting stock of the Corporation.

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